                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                             _____________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         MINE SAFETY APPLIANCES COMPANY
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Pennsylvania                        25-0668780
        ------------------------       ------------------------------------
        (State of incorporation)       (I.R.S. Employer Identification No.)

                                121 Gamma Drive
                              RIDC Industrial Park
                                O'Hara Township
                             Pittsburgh, PA  15238

                ------------------------------------------------
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class             Name of each exchange on which
         to be so registered             each class is to be registered

      Common Stock, no par value          American Stock Exchange, Inc.
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [_]

Securities Act registration statement file number to which this form
relates:   None

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
  ----------------------------------------------------------------------------
                                (Title of class)
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Item 1.  Description of Registrant's Securities to be registered.

     The description of the registrant's Common Stock contained in Item 5 of its Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 is incorporated herein by reference.

Item 2.  Exhibits.

     Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    MINE SAFETY APPLIANCES COMPANY



Date:    December 27, 1999       By     /s/ James E. Herald
      -----------------------        ------------------------------
                                            James E. Herald
                                        Vice President - Finance











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